Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 26, 2021, with respect to the financial statement of Bioventus Inc. contained in the Registration Statement and Joint Proxy Statement/Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Joint Proxy Statement/Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Raleigh, North Carolina

September 8, 2021